HARRIS & THOMPSON AN ASSOCIATION OF ATTORNEYS
RICHARD W. HARRIS RICHARD K. THOMPSON	6121 LAKESIDE DRIVE SUITE 260 RENO, NEVADA 89511 PHONE (775) 825-4300 FAX (775) 825-4829
December 14, 2006
BY TELECOPIER
AND FEDERAL EXPRESS
John Pritchard, CEO
Gold Run Inc.
330 Bay St Suite 820
Toronto, Ont, Canada M5H 2S8
Re:	Title Report on CVN Claim Group Eureka County, Nevada
Dear Mr. Pritchard:
You have asked our office to prepare a Title Report regarding the “CVN” property consisting of 151 unpatented lode mining claims situated in Eureka County, Nevada. The claims and their federal serial numbers are more particularly described on Exhibit A attached hereto.
The CVN claims are situated in Sections 4 and 8, T. 30 N., R. 51 E., and Sections 16, 30, and 32, T. 31 N., R. 51 E., MDM.
After an examination of the claim records maintained by the Nevada State Office of the Bureau of Land Management, the Nevada State Lands Office, and the Eureka County Recorder’s Office, we have reached the following conclusions:
SUMMARY OF TITLE
1. Title Condition. The CVN 1-76 and 140-151 claims have generally been located and maintained in accordance with state and federal mining law, and the claims are presently valid and defensible.
The CVN 77-139 claims were not file stamped by the BLM within 90 days of being located as required by the Federal Land Policy and Management Act (“FLPMA”). Under Federal regulations, a locator may mail a Location Notice to the BLM, and provided that it is date stamped by a United States Post Office and received by the BLM within 15 days after the due date, the claims will still be valid. We found no evidence that these claims were mailed or timely postmarked, but

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

the BLM accepted the filing and a senior staff member reviewed the claims for potential claim conflicts, without declaring any of the claims void, so it is possible that there is evidence which would validate the claims which was not contained within the BLM file. In the absence of proof of timely filing, there is a presumption that these claims are void. We recommend that evidence of timely mailing of the Certificates of Location for these claims be obtained.
2. Ownership. The above described mining claims are owned by:
CVN 1-151	KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures.
There is a Memorandum of Mining Lease from K.M. Exploration Ltd. to Tone Resources (US) Inc., dated May 12, 2005, memorializing a Mining Lease dated October 19, 2004, recorded in Eureka County on May 23, 2005 at Book 413, Page 245. The Lease affected the CVN 1-76 claims. This office has reviewed an unrecorded Quitclaim Deed by which this Mining Lease was terminated. We recommend that the Quitclaim Deed be recorded in Eureka County.
We found no other record of deeds, leases, liens, encumbrances, or legal actions affecting the claim groups.
3. Claim Conflicts. The unpatented mining claims are subject to the following conflicts with fee lands and other unpatented mining claims.
a. The BLM geographic index indicates that there might be a conflict between the senior RS 1-4 claims, located April 27, 2006 and owned by Barrick, and the junior CVN 49-53 (odd) claims, located December 2 and 7, 2003, in Sections 28, 29, and 32 of Township 30N., Range 51 E. Determination of the extent of the conflict and whether the location monuments for the junior CVN claims are situated on open ground should be made in the field.
b. Section 16, T. 30 N., R. 51 E., was patented pursuant to a Taylor Grazing Patent which reserved all minerals, and the right to prospect for, mine and remove the same to the United States. The CVN 140-151 claims were located on this ground. We recommend that, before the company conducts exploration or mines in this area, it obtain a surface use agreement with the surface owner.
4. Liens and Encumbrances. We found no record of unreleased liens of encumbrances.
The bases for these conclusions are set forth in the paragraphs below.

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

LOCATION AND MAINTENANCE OF MINING CLAIMS
The property interests discussed in this Title Report are unpatented mining claims. Any citizen of the United States, including a U.S. corporation, can locate unpatented mining claims on the open public domain. The location procedure consists of four steps: (1) erecting a location monument and posting a location notice which describes the claim name, locator, and other information; (2) erecting monuments at the comers and top centers of the claim within 60 days following the date of location; (3) recording Notices of Location with the County Recorder within 90 days following the date of location; and (4) filing the Notices of Location and a claim map with the Nevada State Office of the Bureau of Land Management within 90 days following the date of location.
Until 1993, the locator maintained the claims from year to year by performing annual assessment work and filing a record of the work in the County and with the Bureau of Land Management. During each assessment year (which runs from September 1 to September l), the claimant was obliged to perform $100.00 worth of work per claim. The work could be performed on one or more claims of a larger contiguous group. Typical forms of work include drilling, road construction, and mineral production. After completing the annual work, the claimant recorded a Proof of Labor (also known as an Affidavit of Annual Assessment Work) in the appropriate County by November 1. Thereafter, the locator filed the Proof of Labor with the Bureau of Land Management by December 30; failure to make the federal filing in a timely manner rendered the claim void.
In 1992 the U.S. Congress enacted a law suspending the assessment requirement and imposing a federal claim maintenance fee in its place. By August 31, 1993, each claimant was required to pay $200.00 per claim for 1993 and 1994. Failure to make the payment rendered the claims void. In addition, the Nevada Legislature passed a law requiring the claimant to file an Affidavit and Notice of Intent to Hold in the appropriate County by November 1. After 1993 the federal "rental fee" was $100.00 per claim per year.
Congress is in the process of extending the claim maintenance requirements through 2007. It will therefore be necessary for the claim owners or their lessees to perform the following acts in order to maintain the claims in 2007-2008 and each year thereafter: (1) on or before September 1, 2007 (or whichever date Congress ultimately determines), the owner must pay a maintenance fee of $125.00 per claim to the Nevada State Office of the Bureau of Land Management, and (2) by November 1 the owner must record an Affidavit and Notice of Intent to Hold in Eureka County.
A mining claim can overlap fee lands or other mining claims, so long as its location monument is situated on open public domain. The claim is invalid only in the areas of overlap.

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

In preparing this Title Report, our office examined the records on file with the Eureka County Recorder and the Nevada State Office of the Bureau of Land Management and the State Lands Office for Nevada. The federal record center (BLM) contains Notices of Location, Proofs of Labor, claim maps, rental fee receipts, and other documents relating to the location and maintenance of unpatented claims. The County Recorder's Office is the principal source for deeds, leases, liens, encumbrances, and records of litigation.
TITLE CONDITION
1. CVN 1-14, 19-32 Claims. The CVN 1-14 and 19-32 claims were located on October 14, 2002 by Nevada Gold Ventures. The Notices of Location were timely recorded in Eureka County on December 5, 2002 at Book 356, Pages 14-41. The claims were timely recorded with the and with the Nevada Bureau of Land Management on December 6, 2002 where they received federal serial numbers NMC 836897-836924, as listed on Exhibit A attached hereto.
The CVN 1-14 and 19-32 claims were amended on March 28, 2005 to reflect the name of the correct locator as being KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures. The Amendment to Certificate of Location was recorded in Eureka County on April 11, 2005 at Book 408, Page 403. The Amendment was filed with the BLM on December 8, 2006.
A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures.
C. Federal Claim Maintenance Fees. The 2002-2003 claim maintenance fees were paid to the Bureau of Land Management on the date the claims were filed with the BLM on December 6, 2002. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Book Page

2003-2004	August 27, 2003	August 26, 2003	364/354

1 The Notice of Intent to Hold recorded in 2004 listed Nevada Gold Trends as the Owner. We found no deeds to or from Nevada Gold Trends in Eureka County.

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

2004-2005	August 27, 2004	October 13, 2004	397/271[1]

2005-2006	June 23, 2005, July 6, 2005, and August 19, 2005[2]	July 1, 2005	417/131

2006-2007	August 29, 2006	August 29, 2006	441/293

The CVN 1-14 and 19-32 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, and we found no potential conflict with other unpatented claims.
2. CVN 15-18, 33-76 Claims. The CVN 15-18 and 33-76 claims were located on December 2 and 7, 2003 by Nevada Gold Ventures. The Notices of Location were timely recorded in Eureka County on February 18, 2004 at Book 375, Pages 123-170. The claims were timely recorded with the and with the Nevada Bureau of Land Management on February 19, 2004 where they received federal serial numbers NMC 862055-862102, as listed on Exhibit A attached hereto.
The CVN 15-18,33-76 claims were amended on March 28, 2005 to reflect the name of the correct locator as being KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures. The Amendment to Certificate of Location was recorded in Eureka County on April 11, 2005 at Book 408, Page 403. The Amendment was filed with the BLM on December 8, 2006.

2 In 2005 the rental fee was increased to $125.00, and many companies believed if they paid prior to July 1, 2005, the $100.00 rental fee might still apply. Golden Trend Resources paid the $100.00 prior to July 1 and then went back and paid the $25.00 in August, The payment in July was made by K.M. Explorations.

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures.
C. Federal Claim Maintenance Fees. The claim maintenance fees for the rental year 2003-2004 were paid to the Bureau of Land Management when the claims were filed on February 19, 2004. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Book/Page

2004-2005	June 23, 2005, July 6, 2005, and August 19, 2005[3]	October 13, 2004	397/271[4]

2005-2006	August 18, 2005	July 1, 2005	417/131

2006-2007	August 29, 2006	August 29, 2006	441/293

The CVN 15-18 and 33-76 claims will remain valid through September 1, 2007. Thereafter,

3 In 2005 the rental fee was increased to $125.00, and many companies believed if they paid prior to July 1, 2005, the $100.00 rental fee might still apply. Golden Trend Resources paid the $100.00 prior to July 1 and then went back and paid the $25.00 in August. The payment in July was made by K.M. Explorations.
4 The Notice of Intent to Hold recorded in 2004 listed Nevada Gold Trends as the Owner. We found no deeds to or from Nevada Gold Trends in Eureka County.

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, and we found the following potential conflict with other unpatented claims.
a. The BLM geographic index indicates that there might be a conflict between the senior RS 1-4 claims, located April 27, 2006 and owned by Barrick, and the junior CVN 49-53 (odd) claims, located December 2 and 7, 2003, in Sections 28, 29, and 32 of Township 30 N., Range 51 E. Determination of the extent of the conflict and whether the location monuments for the junior CVN claims are situated on open ground should be made in the field.
3. CVN 77-112, 140-151 Claims. The CVN 77-112 and 140-151 claims were located on April 25, 2006 and May 2, 2006 by Nevada Gold Ventures. The Notices of Location were timely recorded in Eureka County on July 24, 2006 at Book 439, Pages 217-264. The claims were filed with the Nevada Bureau of Land Management on July 25, 2006 where they received federal serial numbers NMC 931052-931099, as listed on Exhibit A attached hereto.
The CVN 77-112 and 140-151 claims were amended on December 8, 2006 to reflect the name of the correct locator as being KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures. The Amendment to Certificate of Location was recorded in Eureka County on December 11, 2006 at Book 449, Page 32. The Amendment was filed with the BLM on December 8, 2006.
A. Title Condition. The 140-151 claims have been located in accordance with state and federal mining law, and the title condition is presently good.
The CVN 77-112 claims were not file stamped by the BLM within 90 days of being located as required by the Federal Land Policy and Management Act (“FLPMA”). Under Federal regulations, a locator may mail a Location Notice to the BLM, and provided that it is date stamped by a United States Post Office and received by the BLM within 15 days after the due date, the claims will still be valid. We found no evidence that these claims were mailed or timely postmarked, but the BLM accepted the filing and a senior staff member reviewed the claims for potential claim conflicts, without declaring any of the claims void, so it is possible that there is evidence which would validate the claims which was not contained within the BLM file. In the absence of proof of timely filing, there is a presumption that these claims are void.

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

B. Ownership. Title is vested in KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures.
C. Federal Claim Maintenance Fees. The claim maintenance fees were paid to the Bureau of Land Management on August 29, 2006 and the Affidavit was filed with the Eureka County Recorder on August 29, 2006 for the 2006-2007 years. The CVN 77-112 and 140-151 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current though October 26, 2006) reveals the following:
Section 16 T. 30 N., R. 51 E., was patented pursuant to a Taylor Grazing Patent which reserved all minerals, and the right to prospect for, mine and remove the same to the United States. The CVN 140-151 claims were located on this ground. We recommend that, before the company conducts exploration or mines in this area, that it obtain a surface use agreement with the surface owner.
We found no other conflicts with government withdrawals, government reservations or patented claims, and we found no potential conflict with other unpatented claims.
4. CVN 113-139 Claims. The CVN 113-139 claims were located on April 27, 2006 by Nevada Gold Ventures. The Notices of Location were timely recorded in Eureka County on July 24, 2006 at Book 439, Pages 265-291. The claims were filed with the Nevada Bureau of Land Management on July 28, 2006 where they received federal Serial numbers NMC 931117-931143, as listed on Exhibit A attached hereto.
The CVN 113-139 claims were amended on December 8, 2006 to reflect the name of the correct locator as being KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures. The Amendment to Certificate of Location was recorded in Eureka County on December 11, 2006 at Book 449, Page 32. The Amendment was filed with the BLM on December 8, 2006.
A. Title Condition. The CVN 113-139 Claims were not file stamped by the BLM within 90 days of being located as required by the Federal Land Policy and Management Act (“FLPMA”). Under Federal regulations, a locator may mail a Location Notice to the BLM, and provided that it is date stamped by a United States Post Office and received by the BLM within 15

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

days after the due date, the claims will still be valid. We found no evidence that these claims were mailed or timely postmarked, but the BLM accepted the filing and a senior staff member reviewed the claims for potential claim conflicts, without declaring any of the claims void, so it is possible that there is evidence which would validate the claims which was not contained within the BLM file. In the absence of proof of timely filing, there is a presumption that these claims are void.
B. Ownership. Title is vested in KM Exploration Ltd., a Nevada limited liability company, doing business as Nevada Gold Ventures.
C. Federal Claim Maintenance Fees. The claim maintenance fees were paid to the Bureau of Land Management on August 29, 2006 and the Affidavit was filed with the Eureka County Recorder on August 29, 2006 for the 2006-2007 years. The CVN l13-139 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, and we found no potential conflict with other unpatented claims.
RECORDS EXAMINED
In preparing this opinion, our office examined the claim records on file with the Nevada State Office of the Bureau of Land Management (on October 26, 2006) and the Eureka County Recorder’s Office (on October 18, 2006). The records inspected by our office include the following documents:
1. The Bureau of Land Management claim files for the CVN claim group.
2. The Bureau of Land Management master title plats and historic indexes for T. 30 N., R. 51 E., and T. 31 N., R. 51 E., MDM.
3. The Bureau of Land Management geographic index (current through October 26, 2006) and all conflicts disclosed thereby.
4. The Bureau of Land Management serial pages.
5. The Eureka County index to Official Records from January 1, 2002 through October 18, 2006, and all deeds, leases, and encumbrances disclosed thereby.

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

6. We did not check the records of the bankruptcy courts or Secretary of State for UCC filings.
We did not examine the records of the Eureka County Sheriffs Office because we did not find title problems which could likely be resolved by examination of those records. Because the property under search consists of unpatented mining claims and would therefore not be recognized in the records of the Eureka County Assessor's and Treasurer's Offices, we did not examine the records in those offices.
We have not examined separately the records of tax sales and sheriffs sales, if any, to determine whether statutory and regulatory procedures were compiled with in each instance which could affect the validity of such sales. Therefore, no opinion is rendered with respect to the effect of any such sales upon the title to the CVN 1-151 claims. Also, we have not examined any records to determine ownership of the water rights which might be associated with the CVN 1-151 claims.
RESERVATIONS
I have made no examination of the actual property. I have therefore reached no conclusion concerning the adequacy of the monuments described on the Notices of Location. Moreover, I do not know whether any of the claims have been recently overstaked on the ground by a third party, to what degree they may overlap one another or contain fractions, or whether the actual location corresponds to the claim map required by federal law. I do not render any opinion concerning any fact or circumstance, such as adverse possession, that might be disclosed by a ground examination.
I render no opinion concerning access to the property, compliance with State and federal laws affecting the right to mine, or the adequacy of the mineral discovery, if any, on the claims. I render no opinion concerning the availability of water and water rights to support mining operations on the claims.
CONFIDENTIALITY
This opinion has been rendered at the request of and for the benefit of Gold Run Inc., and may not be used or relied upon by any other party without the written consent of this office.
ABSENCE OF CONFLICTS
I hereby certify that neither I, nor any law partner, nor any person related to me has any material, beneficial interest in the property of Gold Run Inc. or of any holding company or major

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

subsidiaries thereof.
Very truly yours,

/s/ Richard K. Thompson

Richard K. Thompson
gold run inc.
title report cvn claims 12-06

Mr. John Pritchard
Title Report on CVN Claim Group
December 14, 2006

Exhibit A

Claim Name	County Book/Page	BLM Number

CVN 1-14	356-P014-027	836897-836910

CVN 19-32	356-P028-041	836911-836924

CVN 15-18	375-P123-126	862055-862058

CVN 33-76	375-P127-170	862059-862102

CVN 77-112, 140-151	439/217-264	931052-931099

CVN 113-139	439/265-291	931117-931143

HARRIS & THOMPSON AN ASSOCIATION OF ATTORNEYS
RICHARD W. HARRIS RICHARD K. THOMPSON	6121 LAKESIDE DRIVE SUITE 260 RENO, NEVADA 89511 PHONE (775) 825-4300 FAX (775) 825-4829
February 22, 2007
BY TELECOPIER
AND FEDERAL EXPRESS
John Pritchard, CEO
Gold Run Inc.
330 Bay St
Suite 820
Toronto, Ont, Canada
M5H 2S8
Re:	Addendum to Title Report on CVN Claim Group Eureka County, Nevada
Dear Mr. Pritchard:
On December 14, 2006, this office rendered a Title Report on CVN Claim Group, Eureka County, Nevada covering, among other claims, the CVN 77-112 and 113-139 claims. In our Report we noted that neither of these claim groups were file stamped by the BLM as having been received within 90 days of being located as required by the Federal Land Policy and Management Act (FLPMA). We also noted that under Federal regulations, a locator may mail a Location Notice to the BLM, and provided that it is date stamped by a United States Post Office and received by the BLM within 15 days after the due date, the claims will still be valid. We noted in our Report that we found no evidence that these claims were mailed or timely postmarked, but he BLM accepted the filing and a senior staff member had reviewed the claims for potential claim conflicts, without declaring any of the claims void, so it was possible that there was evidence which would validate the claims not contained within the BLM file. We concluded that, in the absence of proof of timely filing, there was a presumption that these claims are void. We requested further substantiation that the claims were timely filed. We have now been provided with such substantiation.

John Pritchard, CEO
February 22, 2007

Normally, if a claim is accepted by the BLM after the 90 days have elapsed, it will keep the envelope bearing the United States Post Office postmark. In this case, we did not find an envelope, however, the BLM has included an entry showing when the CVN claims were postmarked, and received. In the case of the CVN 77-112 claims (which were located on April 25, 2006), the postmarked date listed by the BLM in the transaction receipt (No. 1322361) was July 24, 2006. This date would mean that the claims were timely filed with the BLM. The transaction receipt (No. 1325846) for the CVN 113-139 claims (which were located on April 27, 2006), shows a postmarked date of July 26, 2006 which means that these claims were also timely filed with the BLM.
We therefore amend our findings to reflect that the CVN 77-112 and CVN 113-139 claims were timely filed with the BLM.
Very truly yours,

/s/ Richard K. Thompson

Richard K. Thompson
gold run inc./4227
addendum to title report cvn claims 2-07